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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated January 30, 1997 included under Item 7 of Abacus Direct Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts."




/s/Price Waterhouse LLP
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PRICE WATERHOUSE LLP



Boulder, Colorado
November 21, 1997